UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 12, 2008

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street, Floor 22

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.

On December 12, 2008, the Board of Directors of LPL Investment Holdings Inc. (the “Company”) approved the Company’s Fifth Amended and Restated 2000 Stock Bonus Plan (the “Amended Plan”) for certain financial advisors associated with LPL Financial Corporation (the “registered representatives”).

The Company has amended the prior plan in order for registered representatives to be issued shares of Company restricted stock before the end of 2008 in lieu of a contingent contractual right to receive shares in the future as under the prior plan.  The Amended Plan makes the registered representatives who previously held bonus credits registered owners of Company restricted shares.  The restricted shares issued under the Amended Plan, however, remain subject to the same conditions as the contingent contractual rights under the prior plan.  Registered representatives generally will not be eligible to transfer the shares and will not be eligible to receive dividends with respect to the shares until the following two conditions are satisfied (1) the registered representative continues to provide services to the Company over a period of time (with one-third of the award satisfying this condition on each of the first three anniversaries of the grant date) and (2) an IPO or sale of the Company, each as defined under the Amended Plan.  Registered representatives will receive certificates for their shares under the Amended Plan.  In addition, the shares issued under the Amended Plan have voting rights, unlike the bonus credits under the prior plan which were non-voting.

The Amended Plan is attached hereto as Exhibit 4.1 and is hereby incorporated by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)    Exhibits.

4.1           Fifth Amended and Restated 2000 Stock Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

By:	/s/ Stephanie L. Brown
Name: Stephanie L. Brown
Title: Secretary

Dated: December 18, 2008